Exhibit 10.47

International senior loan

program, LLC

Consolidated Financial Statements

For the years ended December 31, 2025, 2024 and 2023

Report of Independent Auditors

To the Members of International Senior Loan Program, LLC

Opinion

We have audited the accompanying consolidated statements of operations, of changes in members’ equity and of cash flows of International Senior Loan Program, LLC and its subsidiaries (the “Company”) for the year ended December 31, 2023, including the related notes (collectively referred to as the "consolidated financial statements").

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the results of operations, changes in members’ equity, and cash flows of the Company for the year ended December 31, 2023 in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying consolidated statements of assets, liabilities and members’ equity, including the consolidated schedules of investments, of the Company as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in members’ equity and cash flows for the years ended December 31, 2025 and 2024 are presented for the purposes of complying with Rule 3-09 of SEC Regulation S-X; however, Rule 3-09 does not require the 2025 or the 2024 financial statements to be audited and they are therefore not covered by this report.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

February 26, 2026

Exhibit 10.47

International Senior Loan Program, LLC

Consolidated Statements of Assets, Liabilities & Members' Equity
(in thousands)

	As of	As of
	December 31, 2025*	December 31, 2024*
ASSETS
Investments at fair value (amortized cost of $739,567 and $683,538, respectively)	$733,104	$655,804
Cash and cash equivalents	15,565	7,610
Foreign cash (cost of $10,095 and $21,972, respectively)	9,607	21,243
Collateral on forward currency exchange contracts	3	14
Deferred financing costs (net of accumulated amortization of $3,897 and $3,042, respectively)	3,196	2,138
Unrealized appreciation on forward currency exchange contracts	15	4,237
Interest receivable on investments	14,831	13,854
Other receivable	237	—
Total assets	$776,558	$704,900

LIABILITIES
Debt	$381,361	$297,634
Subordinated notes payable to members	305,655	297,240
Interest payable on debt	942	5,279
Interest payable on subordinated notes payable to members	18,984	20,204
Unrealized depreciation on forward currency exchange contracts	2,338	—
Distributions payable to members	1,712	550
Accounts payable and accrued expenses	1,115	429
Total liabilities	$712,107	$621,336
MEMBERS' EQUITY
Total members’ equity	64,451	83,564
Total liabilities and members’ equity	$776,558	$704,900

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Statements of Operations

(in thousands)

	For the Years Ended
	December 31, 2025*	December 31, 2024*	December 31, 2023
Investment income
Interest income	$69,377	$77,934	$75,476
Total investment income	69,377	77,934	75,476

Expenses
Interest and debt financing expenses	20,855	25,321	25,209
Interest expense on subordinated notes payable to members	37,405	40,053	35,656
Professional fees and other expenses	3,881	3,117	3,084
Total expenses	62,141	68,491	63,949
Net investment income	7,236	9,443	11,527

Net realized and unrealized gains (losses)
Net realized gain (loss) on investments	1,870	(28,540)	(5,155)
Net realized loss on extinguishment of debt	(1,652)	—	—
Net realized gain on foreign currency transactions	425	1,458	470
Net realized gain (loss) on foreign currency of debt	(20,257)	8,948	3,044
Net realized gain (loss) on forward currency exchange contracts	(2,488)	(2,422)	63
Net change in unrealized appreciation (depreciation) on foreign currency translation	319	(1,047)	992
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	(6,560)	10,289	(3,492)
Net change in unrealized appreciation (depreciation) on foreign currency translation of debt	(5,282)	4,002	(16,322)
Net change in unrealized appreciation (depreciation) on foreign currency translation of the Subordinated Notes	(8,415)	4,186	(1,642)
Net change in unrealized appreciation (depreciation) on investments	21,271	(16,328)	26,481
Total net gain (loss)	(20,769)	(19,454)	4,439
Net increase (decrease) in members’ equity from operations	$(13,533)	$(10,011)	$15,966

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Statements of Changes in Members' Equity

(in thousands)

Balance, January 1, 2023	$87,029
Capital contributions	12,540
Distributions	(12,516)
Net increase (decrease) in Members' equity from operations	15,966
Balance, December 31, 2023	$103,019
Distributions*	(9,444)
Net increase (decrease) in Members' equity from operations*	(10,011)
Balance, December 31, 2024*	$83,564
Distributions*	(5,580)
Net increase (decrease) in Members' equity from operations*	(13,533)
Balance, December 31, 2025*	$64,451

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Statements of Cash Flows
(in thousands)

	For the Year Ended 31 December,
	2025*	2024*	2023
Cash flows from operating activities
Net increase (decrease) in Members' equity from operations	$(13,533)	$(10,011)	$15,966
Adjustments to reconcile net increase (decrease) in Members' equity from operations to net cash used in operating activities:
Purchases of investments	(150,623)	(122,559)	(81,767)
Proceeds from principal payments and sales of investments	109,530	142,310	99,700
Non-cash interest	(13,303)	(10,577)	(9,226)
Amortization of deferred financing costs and debt issuance costs	868	1,016	876
Net realized (gain) loss from investments	(1,870)	28,540	5,155
Net realized (gain) on foreign currency transactions	(425)	(1,458)	(470)
Net realized loss on extinguishment of debt	1,652	—	—
Net realized (gain) loss on foreign currency of debt	20,257	(8,948)	(3,044)
Net change in unrealized appreciation on investments	(21,271)	16,328	(26,481)
Net change in unrealized appreciation on foreign currency translation	(319)	1,047	(992)
Net change in unrealized appreciation on foreign currency translation of debt	5,282	(4,002)	16,322
Net change in unrealized appreciation on foreign currency translation of the Subordinated Notes	8,415	(4,186)	1,642
Net change in unrealized appreciation on forward currency exchange contracts	6,560	(10,289)	3,492
Changes in operating assets and liabilities:
Increase in interest receivable on investments	(978)	(2,610)	(3,627)
Increase (decrease) in interest payable on debt	(4,337)	(562)	2,056
Increase (decrease) in interest payable on subordinated notes payable to Members	(1,220)	1,703	5,383
Increase (decrease) in accounts payable and accrued expenses	686	(471)	900
Decrease in receivable from related party	—	—	59
Decrease (increase) in collateral on forward currency exchange contracts	11	4,369	(1,759)
Net cash provided by (used in) operating activities	(54,618)	19,640	24,185

Cash flows from financing activities
Proceeds from borrowings	393,160	117,330	69,295
Repayments of borrowings	(334,972)	(127,237)	(137,342)
Proceeds from subordinated notes	—	—	37,762
Payments of financing costs	(3,577)	—	(1,271)
Capital contributions from Members	—	—	25,702
Distributions to Members	(4,418)	(12,825)	(10,780)
Net cash provided by (used in) financing activities	50,193	(22,732)	(16,634)

Net increase (decrease) in cash, foreign cash and cash equivalents	(4,425)	(3,092)	7,551
Effect of foreign currency exchange rates	744	411	1,462
Cash, beginning of period	28,853	31,534	22,521
Cash, end of period	$25,172	$28,853	$31,534

	For the Year Ended 31 December,
	2025*	2024*	2023
Supplemental disclosure of cash flow information:
Cash interest paid on debt during the year	$24,324	$24,867	$22,277
Cash interest paid on subordinated notes payable to Members during the year	$38,625	$38,350	$30,273

Cash and cash equivalents	$15,565	$7,610	$9,006
Foreign cash	9,607	21,243	22,528
Total cash and foreign cash shown in the consolidated statement of cash flows	$25,172	$28,853	$31,534

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2025*

(in thousands)

				Interest	Maturity	Principal /			Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)		Cost	Value	Equity (4)
Australian Dollar
Aerospace & Defense
Ansett Aviation Training (14)(19)	Equity Interest	—	—	—	—	AUD	10,238	7,115	36,769
Aerospace & Defense Total								$7,115	$36,769	57.0%

Media: Advertising, Printing & Publishing
TGI Sport Bidco Pty Ltd (18)(19)	First Lien Senior Secured Loan	BBSY	7.00%	10.60%	4/30/2026	AUD	9,730	7,137	6,492
TGI Sport Bidco Pty Ltd (17)(19)	First Lien Senior Secured Loan - Delayed Draw	SOFR	7.11%	10.83%	4/30/2026	AUD	4,081	2,568	2,723
Media: Advertising, Printing & Publishing Total								$9,705	$9,215	14.3%

Australian Dollar Total								$16,820	$45,984	71.3%

British Pound
Capital Equipment
Goodfellow (15)(19)	First Lien Senior Secured Loan - Delayed Draw	SONIA	5.25%	8.98%	2/10/2032		£1,564	2,121	2,082
Capital Equipment Total								$2,121	$2,082	3.2%

Environmental Industries
Reconomy (18)(19)	First Lien Senior Secured Loan	SONIA	6.50%	10.22%	7/12/2029		£6,050	7,045	8,138
Reconomy (18)(19)	First Lien Senior Secured Loan - Delayed Draw	EURIBOR	6.25%	8.27%	7/12/2029		£6,578	8,093	8,791
Reconomy (18)(19)	First Lien Senior Secured Loan - Revolver	SOFR	6.50%	10.17%	7/12/2029		£6,578	8,450	8,501
Environmental Industries Total								$23,588	$25,430	39.5%

FIRE: Finance
Avalon Bidco Limited (15)(19)	First Lien Senior Secured Loan	SONIA	6.25%	10.22%	4/16/2032		£12,058	16,240	16,017
Parmenion (18)(19)	First Lien Senior Secured Loan	SONIA	5.50%	9.46%	5/23/2029		£29,070	35,429	39,105
FIRE: Finance Total								$51,669	$55,122	85.5%

FIRE: Insurance
Margaux UK Finance Limited (16)(19)	First Lien Senior Secured Loan	SONIA	4.75%	8.48%	12/19/2027		£7,240	9,147	9,740
FIRE: Insurance Total								$9,147	$9,740	15.1%

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2025*

(in thousands)

				Interest	Maturity	Principal /		Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)	Cost	Value	Equity (4)
British Pound
High Tech Industries
Access (18)(19)	First Lien Senior Secured Loan	SONIA	5.25%	8.97%	6/28/2029	£7,880	9,134	10,600
Access (18)(19)	First Lien Senior Secured Loan	SONIA	5.00%	8.73%	6/28/2029	£9,764	11,887	13,135
Cloud Technology Solutions (CTS) (15)(19)(26)	First Lien Senior Secured Loan	SONIA	2.53% (5.47% PIK)	11.73%	1/3/2030	£9,872	12,510	13,280
High Tech Industries Total							$33,531	$37,015	57.4%

Media: Advertising, Printing & Publishing
OGH Bidco Limited (18)(19)	First Lien Senior Secured Loan	SOFR	6.50%	10.61%	9/2/2029	£5,172	6,068	5,703
OGH Bidco Limited (18)(19)	First Lien Senior Secured Loan	SONIA	6.50%	10.23%	6/29/2029	£13,160	15,252	16,773
TGI Sport Bidco Pty Ltd (17)(19)	First Lien Senior Secured Loan - Delayed Draw	SONIA	6.03%	9.76%	6/24/2029	£6,700	8,636	9,013
Media: Advertising, Printing & Publishing Total							$29,956	$31,489	48.9%

Services: Business
Beneficium (15)(19)	First Lien Senior Secured Loan	SONIA	5.75%	9.48%	6/28/2031	£7,497	9,733	9,883
Brook Bidco (18)(19)(26)	First Lien Senior Secured Loan	SONIA	1.87% (5.66% PIK)	11.25%	7/10/2028	£28,318	38,068	34,284
Brook Bidco (16)(19)(26)	First Lien Senior Secured Loan	SOFR	1.91% (5.93% PIK)	11.52%	7/10/2028	£6,244	8,250	7,410
Brook Bidco (16)(19)(26)	First Lien Senior Secured Loan	SOFR	1.91% (5.93% PIK)	11.52%	7/10/2028	£8,734	11,506	10,332
Datix Bidco Limited (17)(19)	First Lien Senior Secured Loan	SONIA	5.00%	8.99%	4/30/2031	£8,160	10,510	10,976
Opus2 (18)(19)	First Lien Senior Secured Loan	SONIA	5.28%	9.00%	5/5/2028	£12,151	16,572	16,346
Parcel2Go (18)(19)	First Lien Senior Secured Loan	SONIA	7.00%	10.97%	11/26/2031	£4,713	5,938	5,390
Parcel2Go (14)(19)	Preferred Equity	—	—	—	—	£1,407,911	—	—
Parcel2Go (14)(19)	Equity Interest	—	—	—	—	£5	—	—
TES Global (18)(19)	First Lien Senior Secured Loan - Delayed Draw	SONIA	5.00%	9.01%	1/27/2029	£1,200	1,494	1,606
TES Global (18)(19)	First Lien Senior Secured Loan	SONIA	5.00%	9.01%	2/1/2029	£14,364	17,695	19,322
Services: Business Total							$119,766	$115,549	179.3%

Services: Consumer
SG Global Midco Limited (19)	First Lien Senior Secured Loan	—	10.00% PIK	10.00%	12/31/2028	£215	285	289
Surrey Bidco Limited (7)(14)(18)(19)(26)	First Lien Senior Secured Loan	SONIA	7.28% PIK	11.00%	12/31/2028	£7,594	8,406	2,554
Voltaire Topco Limited (14)(19)	Equity Interest	—	—	—	—	£43	—	—
Services: Consumer Total							$8,691	$2,843	4.4%

British Pound Total							$278,469	$279,270	433.3%

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2025*

(in thousands)

				Interest	Maturity	Principal /			Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)		Cost	Value	Equity (4)
Canadian Dollar
Retail
New Look (Delaware) Corporation (15)(19)	First Lien Senior Secured Loan	CORRA	5.25%	7.51%	5/26/2028	CAD	17,874	14,661	13,027
New Look Vision Group (15)(19)	First Lien Senior Secured Loan - Delayed Draw	CORRA	5.25%	7.51%	5/26/2028	CAD	1,162	896	847
New Look Vision Group (15)(19)	First Lien Senior Secured Loan - Delayed Draw	CORRA	5.25%	7.51%	5/26/2028	CAD	2,231	1,605	1,626
Retail Total								$17,162	$15,500	24.0%

Canadian Dollar Total								$17,162	$15,500	24.0%

European Currency
Capital Equipment
Goodfellow (15)(19)	First Lien Senior Secured Loan - Delayed Draw	EURIBOR	5.25%	7.27%	2/10/2032		€5,450	6,335	6,396
Goodfellow (15)(19)	First Lien Senior Secured Loan - Delayed Draw	EURIBOR	5.25%	7.27%	2/10/2032		€1,655	1,924	1,942
Capital Equipment Total								$8,259	$8,338	12.9%

Chemicals, Plastics & Rubber
V Global Holdings LLC (16)(19)	First Lien Senior Secured Loan	EURIBOR	5.75%	7.76%	12/22/2027		€9,082	9,230	10,046
Chemicals, Plastics & Rubber Total								$9,230	$10,046	15.6%

Environmental Industries
Reconomy (18)(19)	First Lien Senior Secured Loan	EURIBOR	6.25%	8.27%	7/12/2029		€2,440	2,475	2,864
Environmental Industries Total								$2,475	$2,864	4.4%

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2025*

(in thousands)

				Interest	Maturity	Principal /			Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)		Cost	Value	Equity (4)
European Currency
FIRE: Insurance
MRHT (18)(19)	First Lien Senior Secured Loan - Delayed Draw	EURIBOR	5.00%	7.11%	5/17/2032		€13,809	15,925	16,044
FIRE: Insurance Total								$15,925	$16,044	24.9%

Healthcare & Pharmaceuticals
Mertus 522. GmbH (18)(19)(26)	First Lien Senior Secured Loan	EURIBOR	4.00% (3.00% PIK)	9.13%	5/28/2028		€13,320	16,158	15,007
Mertus 522. GmbH (18)(19)(26)	First Lien Senior Secured Loan	EURIBOR	4.00% (3.00% PIK)	9.12%	5/28/2028		€22,963	27,843	25,871
Nafinco (15)(19)	First Lien Senior Secured Loan	EURIBOR	5.25%	7.37%	8/29/2031		€8,000	8,422	9,342
Pharmathen (18)(19)(26)	First Lien Senior Secured Loan- Revolver	EURIBOR	7.18% PIK	9.30%	1/19/2029		€14,825	16,709	16,529
Pharmathen (18)(19)(26)	First Lien Senior Secured Loan- Revolver	EURIBOR	7.18% PIK	9.30%	1/19/2029		€2,696	2,646	3,005
Healthcare & Pharmaceuticals Total								$71,778	$69,754	108.3%

High Tech Industries
New Gen Holding (18)(19)(26)	First Lien Senior Secured Loan	EURIBOR	2.00% (4.25% PIK)	8.37%	5/28/2031		€23,985	28,173	27,937
Onventis (15)(19)	First Lien Senior Secured Loan - Delayed Draw	EURIBOR	7.25%	9.32%	1/14/2030		€13,919	15,106	16,335
PlentyMarkets (18)(19)(26)	First Lien Senior Secured Loan - Delayed Draw	EURIBOR	2.80% (3.70% PIK)	8.53%	4/2/2032		€15,326	17,678	17,852
Utimaco (16)(19)	First Lien Senior Secured Loan	EURIBOR	5.50%	7.62%	5/14/2029		€6,005	6,095	7,047
High Tech Industries Total								$67,052	$69,171	107.4%

Media: Broadcasting & Subscription
Lightning Finco Limited (16)(19)	First Lien Senior Secured Loan	EURIBOR	5.50%	7.62%	8/31/2028		€2,619	2,951	3,058
Media: Broadcasting & Subscription Total								$2,951	$3,058	4.7%

Media: Diversified & Production
Aptus 1724. Gmbh (7)(14)(19)(21)(26)	First Lien Senior Secured Loan	EURIBOR	7.00% PIK	9.07%	3/3/2028		€36,230	42,816	12,756
Media: Diversified & Production Total								$42,816	$12,756	19.8%

Services: Business
iBanFirst (18)(19)(26)	First Lien Senior Secured Loan	EURIBOR	9.75% PIK	11.77%	7/13/2028		€15,984	18,015	18,759
Fiduciaire Jean-Marc Faber (FJMF) (15)(19)	First Lien Senior Secured Loan - Delayed Draw	EURIBOR	5.50%	7.58%	4/3/2032		€7,904	9,103	9,183
Webcentral (18)(19)	First Lien Senior Secured Loan	EURIBOR	6.50%	8.62%	12/18/2030		€3,423	3,784	4,017
Webcentral (18)(19)	First Lien Senior Secured Loan - Delayed Draw	SOFR	6.50%	10.53%	12/18/2030		€3,123	3,582	3,593
Webcentral (18)(19)	First Lien Senior Secured Loan - Delayed Draw	SOFR	6.50%	10.53%	12/18/2030		€3,323	3,462	3,899
Services: Business Total								$37,946	$39,451	61.2%

European Currency Total								$258,432	$231,482	359.2%

Norwegian Krone
Services: Business
Spring Finco BV (18)(19)	First Lien Senior Secured Loan	NIBOR	5.50%	8.88%	7/15/2029	NOK	174,360	16,601	17,031
Services: Business Total								$16,601	$17,031	26.4%

Norwegian Krone Total								$16,601	$17,031	26.4%

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2025*

(in thousands)

				Interest	Maturity	Principal /		Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)	Cost	Value	Equity (4)
U.S. Dollar
Automotive
Cardo (18)(19)	First Lien Senior Secured Loan	SOFR	5.25%	8.98%	5/12/2028	$9,653	9,618	9,653
Automotive Total							$9,618	$9,653	15.0%

Capital Equipment
Goodfellow (15)(19)	First Lien Senior Secured Loan	SOFR	5.25%	8.92%	2/10/2032	$2,174	2,154	2,152
Capital Equipment Total							$2,154	$2,152	3.3%

Chemicals, Plastics & Rubber
V Global Holdings LLC (16)(19)	First Lien Senior Secured Loan	SOFR	5.90%	9.77%	12/22/2027	$22,835	22,835	21,694
Chemicals, Plastics & Rubber Total							$22,835	$21,694	33.7%

Consumer Goods: Durable
Stanton Carpet (15)(19)	Second Lien Senior Secured Loan	SOFR	9.15%	13.09%	3/31/2028	$5,000	4,968	5,000
Consumer Goods: Durable Total							$4,968	$5,000	7.8%

High Tech Industries
NearMap (15)(19)	First Lien Senior Secured Loan	SOFR	4.75%	8.61%	12/9/2029	$23,109	22,974	23,109
Utimaco (16)(19)	First Lien Senior Secured Loan	SOFR	5.93%	9.73%	5/14/2029	$12,043	11,982	12,043
Utimaco (16)(19)	First Lien Senior Secured Loan	SOFR	5.93%	9.73%	5/14/2029	$6,260	6,228	6,260
High Tech Industries Total							$41,184	$41,412	64.2%

Media: Advertising, Printing & Publishing
Facts Global Energy (15)(19)	First Lien Senior Secured Loan - Delayed Draw	SOFR	5.25%	9.05%	12/20/2031	$9,411	9,325	9,176
Facts Global Energy (15)(19)	First Lien Senior Secured Loan - Delayed Draw	SOFR	5.25%	9.05%	12/20/2031	$6,763	6,701	6,594
Media: Advertising, Printing & Publishing Total							$16,026	$15,770	24.5%

Media: Broadcasting & Subscription
Lightning Finco Limited (16)(19)	First Lien Senior Secured Loan	SOFR	5.93%	9.59%	8/31/2028	$23,907	23,825	23,787
Media: Broadcasting and Subscription Total							$23,825	$23,787	36.8%

Media: Diversified & Production
Aptus 1724 Gmbh (7)(14)(19)(21)(26)	First Lien Senior Secured Loan - Delayed Draw	SOFR	7.15% PIK	10.89%	3/3/2028	$10,636	10,324	3,191
Media: Diversified & Production Total							$10,324	$3,191	5.0%

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2025*

(in thousands)

				Interest	Maturity	Principal /			Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)		Cost	Value	Equity (4)
U.S. Dollar
Services: Business
Easy Ice (15)(19)	First Lien Senior Secured Loan	SOFR	5.40%	9.24%	10/30/2030		$8,415	8,308	8,415
Cube (18)(19)(26)	First Lien Senior Secured Loan - Delayed Draw	SOFR	2.00% (4.50% PIK)	10.19%	5/20/2031		$9,374	9,374	9,374
Services: Business Total								$17,682	$17,789	27.6%

U.S. Dollar Total								$148,616	$140,448	217.9%

New Zealand Dollar
Beverage, Food & Tobacco
Hellers (3)(18)(19)(26)	First Lien Senior Secured Loan - Delayed Draw	BBKM	3.63% (1.88% PIK)	9.29%	9/27/2030	$NZ	5,949	3,467	3,389
Beverage, Food & Tobacco Total								$3,467	$3,389	5.4%

New Zealand Dollar Total								$3,467	$3,389	5.4%

Investments Total								$739,567	$733,104	1137.5%

Cash Equivalents
Goldman Sachs Financial Square Government Fund Institutional Shares (27)	Cash Equivalents	—	—	3.70%	—		$14,078	14,078	14,078
Goldman Sachs US $ Treasury Liquid Reserves Fund Institutional Shares (27)	Cash Equivalents	—	—	3.70%	—		$318	318	318
Cash Equivalents Total								$14,396	$14,396	22.3%
Investments and Cash Equivalents Total								$753,963	$747,500	1159.8%

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2025*

(in thousands)

Forward Foreign Currency Exchange Contracts

			Settlement	Unrealized
Currency Purchased	Currency Sold	Counterparty	Date	Appreciation(8)
EURO 18,912	US DOLLARS 20,060	Standard Chartered	01/09/2026	2,162
US DOLLARS 2,285	AUSTRALIAN DOLLARS 3,590	Standard Chartered	02/24/2026	(109)
US DOLLARS 2,713	BRITISH POUNDS 2,090	Goldman Sachs	02/24/2026	(98)
AUSTRALIAN DOLLARS 3,590	US DOLLARS 2,353	Standard Chartered	02/24/2026	42
EURO 4,860	US DOLLARS 5,747	Morgan Stanley	02/24/2026	(24)
US DOLLARS 882	CANADIAN DOLLARS 1,243	Morgan Stanley	02/24/2026	(27)
US DOLLARS 5,168	EURO 4,860	Morgan Stanley	02/24/2026	(554)
EURO 215	CANADIAN DOLLARS 337	Morgan Stanley	02/26/2026	6
EURO 2,830	AUSTRALIAN DOLLARS 5,037	Morgan Stanley	03/10/2026	(24)
EURO 1,706	AUSTRALIAN DOLLARS 3,040	Standard Chartered	03/10/2026	(17)
EURO 2,223	BRITISH POUNDS 1,906	Morgan Stanley	03/10/2026	57
AUSTRALIAN DOLLARS 2,210	EURO 1,227	Standard Chartered	03/10/2026	28
EURO 2,003	US DOLLARS 2,365	BNP Paribas	03/10/2026	(4)
US DOLLARS 3,530	EURO 2,985	Morgan Stanley	03/10/2026	13
EURO 4,476	US DOLLARS 5,200	Morgan Stanley	03/10/2026	74
EURO 5,507	US DOLLARS 6,400	Standard Chartered	03/10/2026	88
EURO 1,750	BRITISH POUNDS 1,545	Standard Chartered	04/02/2026	(13)
US DOLLARS 7,640	BRITISH POUNDS 5,695	Goldman Sachs	04/02/2026	(18)
US DOLLARS 2,820	BRITISH POUNDS 2,117	Morgan Stanley	05/08/2026	(27)
EURO 3,289	BRITISH POUNDS 2,835	BNP Paribas	06/02/2026	78
US DOLLARS 1,545	BRITISH POUNDS 1,145	Morgan Stanley	06/02/2026	5
EURO 1,950	US DOLLARS 2,318	BNP Paribas	06/02/2026	(12)
US DOLLARS 3,443	EURO 2,960	BNP Paribas	06/02/2026	(57)
US DOLLARS 12,381	BRITISH POUNDS 10,280	Morgan Stanley	06/08/2026	(1,441)
US DOLLARS 22,672	EURO 20,600	Standard Chartered	06/10/2026	(1,696)
US DOLLARS 1,889	NEW ZEALAND DOLLAR 3,146	Standard Chartered	06/25/2026	69
US DOLLARS 3,563	AUSTRALIAN DOLLARS 5,490	BNP Paribas	07/30/2026	(93)
US DOLLARS 12,143	AUSTRALIAN DOLLARS 18,568	Morgan Stanley	09/10/2026	(212)
US DOLLARS 7,318	AUSTRALIAN DOLLARS 11,205	Standard Chartered	09/10/2026	(138)
US DOLLARS 6,778	BRITISH POUNDS 5,010	Morgan Stanley	09/10/2026	44
AUSTRALIAN DOLLARS 8,042	US DOLLARS 5,279	Morgan Stanley	09/10/2026	72
BRITISH POUNDS 2,890	US DOLLARS 3,893	Morgan Stanley	09/10/2026	(9)
EURO 427	NEW ZEALAND DOLLAR 853	Morgan Stanley	09/16/2026	12
EURO 2,178	AUSTRALIAN DOLLARS 3,931	Standard Chartered	10/02/2026	(26)
US DOLLARS 9,578	AUSTRALIAN DOLLARS 14,489	Standard Chartered	10/02/2026	(59)
EURO 412	CANADIAN DOLLARS 677	Standard Chartered	10/02/2026	(9)
US DOLLARS 1,813	CANADIAN DOLLARS 2,494	Standard Chartered	10/02/2026	(24)
EURO 784	NORWEGIAN KRONE 9,370	Standard Chartered	10/02/2026	5
EURO 4,925	US DOLLARS 5,890	Standard Chartered	10/02/2026	(38)
US DOLLARS 28,295	EURO 23,720	Standard Chartered	10/02/2026	112
US DOLLARS 3,447	NORWEGIAN KRONE 34,539	Standard Chartered	10/02/2026	31
EURO 552	BRITISH POUNDS 490	BNP Paribas	10/19/2026	(3)
EURO 843	AUSTRALIAN DOLLARS 1,517	BNP Paribas	10/30/2026	(6)
US DOLLARS 2,347	EURO 2,000	Morgan Stanley	11/06/2026	(32)
US DOLLARS 27,514	EURO 23,460	Standard Chartered	11/06/2026	(393)
US DOLLARS 2,230	BRITISH POUNDS 1,700	Morgan Stanley	11/06/2026	(54)
EURO 268	BRITISH POUNDS 240	Morgan Stanley	11/06/2026	(4)
				$(2,323)

(*) Not covered by the report of the independent registered public accounting firm.

(1) The investments bear interest at a rate that may be determined by reference to the Euro Interbank Offered Rate (“EURIBOR” or “E”), the Bank Bill Benchmark Rate (“BKBM”), the Norwegian Interbank Offered Rate (“NIBOR” or “N”), the Canadian Overnight Repo Rate Average (“CORRA”), the Bank Bill Swap Bid Rate (“BBSY”), the Sterling Overnight Index Average (“SONIA”) or Secured Overnight Financing Rate (“SOFR”) which reset daily, monthly, quarterly or semiannually. Investments or a portion thereof may provide for Payment-in-Kind (“PIK”). For each, the Company has provided the PIK or the spread over EURIBOR, NIBOR, CORRA, BBSY, SONIA, or SOFR and the current weighted average interest rate in effect at December 31, 2025. Certain investments are subject to a EURIBOR, BKBM, NIBOR, CORRA, BBSY, SONIA, or SOFR interest rate floor.

(2) Tick mark not used.

(3) Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The investment may be subject to an unused/letter of credit facility fee.

(4) Percentages are based on Company’s net assets of $64,451 as of December 31, 2025.

(5) Tick mark not used.

(6) Tick mark not used.

(7) Loan was on non-accrual status as of December 31, 2025.

(8) Unrealized appreciation on forward currency exchange contracts.

(9) The principal amount (par amount) for all debt securities is denominated in U.S. dollars, unless otherwise noted. £ represents Pound Sterling, € represents Euro, NOK represents Norwegian

Krone, AUD represents Australian Dollar, CAD represents Canadian Dollar, and NZ$ represents New Zealand Dollar.

(10) Tick mark not used.

(11) Tick mark not used.

(12) Tick mark not used.

(13) Tick mark not used.

(14) Non-income producing.

(15) Loan includes interest rate floor of 1.00%.

(16) Loan includes interest rate floor of 0.75%.

(17) Loan includes interest rate floor of 0.50%.

(18) Loan includes interest rate floor of 0.00%.

(19) Security valued using unobservable inputs (Level 3).

(20) Tick mark not used.

(21) Loan includes interest rate floor of 0.25%.

(22) Tick mark not used.

(23) Tick mark not used.

(24) Tick mark not used.

(25) Tick mark not used.

(26) Denotes that all or a portion of the investment includes PIK income during the period.

(27) Cash equivalents include $14,396 of restricted cash.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2024*

(in thousands)

				Interest	Maturity	Principal /			Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)		Cost	Value	Equity (4)
Australian Dollar
Aerospace & Defense
Ansett Aviation Training (18)(19)	First Lien Senior Secured Loan	BBSY	4.69%	9.17%	9/24/2031	AUD	14,144	9,831	8,747
Ansett Aviation Training (14)(19)	Equity Interest	—	—	—	—	AUD	10,238	7,115	17,234
Aerospace & Defense Total								$16,946	$25,981	31.1%

Media: Advertising, Printing & Publishing
TGI Sport Bidco Pty Ltd (18)(19)	First Lien Senior Secured Loan	BBSY	7.00%	11.36%	4/30/2026	AUD	9,730	7,085	6,018
Media: Advertising, Printing & Publishing Total								$7,085	$6,018	7.2%

Australian Dollar Total								$24,031	$31,999	38.3%

British Pound
Environmental Industries
Reconomy (18)(19)	First Lien Senior Secured Loan	SONIA	6.25%	10.95%	7/12/2029		£6,050	7,045	7,574
Reconomy (18)(19)	First Lien Senior Secured Loan - Delayed Draw	EURIBOR	6.00%	8.68%	7/12/2029		£6,578	8,094	7,888
Reconomy (3)(18)(19)	First Lien Senior Secured Loan - Revolver	SONIA	6.25%	10.58%	7/12/2029		£4,830	6,269	6,171
Environmental Industries Total								$21,408	$21,633	25.9%

FIRE: Finance
Parmenion (18)(19)	First Lien Senior Secured Loan	SONIA	5.50%	10.20%	5/11/2029		£29,070	35,332	36,393
FIRE: Finance Total								$35,332	$36,393	43.6%

FIRE: Insurance
Margaux UK Finance Limited (16)(19)	First Lien Senior Secured Loan	SONIA	5.50%	10.20%	12/19/2025		£7,318	9,245	9,161
FIRE: Insurance Total								$9,245	$9,161	11.0%

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2024*

(in thousands)

				Interest	Maturity	Principal /		Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)	Cost	Value	Equity (4)
British Pound
High Tech Industries
Access (18)(19)	First Lien Senior Secured Loan	SONIA	5.25%	9.95%	6/28/2029	£7,880	9,115	9,865
Access (18)(19)	First Lien Senior Secured Loan	SONIA	5.25%	9.95%	6/28/2029	£9,764	11,887	12,224
Cloud Technology Solutions (CTS) (15)(19)(26)	First Lien Senior Secured Loan	SONIA	0.25% (8.00% PIK)	12.95%	1/3/2030	£9,042	11,430	11,263
High Tech Industries Total							$32,432	$33,352	39.9%

Media: Advertising, Printing & Publishing
Kpler (15)(19)	First Lien Senior Secured Loan	SONIA	6.25%	11.12%	3/3/2030	£4,312	5,495	5,398
OGH Bidco Limited (18)(19)	First Lien Senior Secured Loan	SOFR	6.25%	10.74%	9/2/2029	£5,172	6,068	5,728
OGH Bidco Limited (18)(19)	First Lien Senior Secured Loan	SONIA	6.50%	11.70%	6/29/2029	£13,160	15,221	15,610
TGI Sport Bidco Pty Ltd (17)(19)	First Lien Senior Secured Loan - Delayed Draw	SONIA	6.12%	10.82%	6/24/2029	£6,700	8,636	8,388
Media: Advertising, Printing & Publishing Total							$35,420	$35,124	42.0%

Services: Business
Beneficium (15)(19)	First Lien Senior Secured Loan	SONIA	5.50%	10.20%	6/28/2031	£7,497	9,718	9,338
Brook Bidco (18)(19)(26)	First Lien Senior Secured Loan	SONIA	4.03% (3.50% PIK)	12.01%	7/10/2028	£26,495	35,591	32,838
Datix Bidco Limited (18)(19)	First Lien Senior Secured Loan	SONIA	5.50%	10.26%	4/30/2031	£8,160	10,476	10,215
Learning Pool (16)(19)(26)	First Lien Senior Secured Loan	SOFR	4.18% (3.50% PIK)	12.51%	7/10/2028	£5,849	7,728	7,654
Learning Pool (16)(19)(26)	First Lien Senior Secured Loan	SOFR	4.18% (3.50% PIK)	12.51%	7/10/2028	£8,138	10,751	10,650
Opus2 (18)(19)	First Lien Senior Secured Loan	SONIA	5.53%	10.48%	5/5/2028	£12,151	16,497	15,212
Parcel2Go (18)(19)	First Lien Senior Secured Loan	SONIA	7.00%	11.70%	11/26/2031	£4,290	5,379	5,371
Parcel2Go (14)(19)	Preferred Equity	—	—	—	—	£1,407,911	—	—
Parcel2Go (14)(19)	Equity Interest	—	—	—	—	£5	—	—
TES Global (2)(3)(18)(19)	First Lien Senior Secured Loan - Revolver	—	—	—	1/27/2029	£—	—	(8)
TES Global (18)(19)	First Lien Senior Secured Loan	SONIA	5.00%	10.20%	7/12/2029	£14,364	17,651	17,892
Services: Business Total							$113,791	$109,162	130.6%

Services: Consumer
Surrey Bidco Limited (7)(14)(18)(19)(26)	First Lien Senior Secured Loan	SONIA	6.28% PIK	11.23%	5/11/2026	£6,771	8,406	5,086
Services: Consumer Total							$8,406	$5,086	6.1%

British Pound Total							$256,034	$249,911	299.1%

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2024*

(in thousands)

				Interest	Maturity	Principal /			Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)		Cost	Value	Equity (4)
Canadian Dollar
Retail
New Look (Delaware) Corporation (15)(19)(26)	First Lien Senior Secured Loan	CORRA	4.32% (2.00% PIK)	10.25%	5/26/2028	CAD	17,959	14,711	12,481
New Look Vision Group (15)(19)	First Lien Senior Secured Loan - Delayed Draw	CORRA	5.82%	8.99%	5/26/2028	CAD	1,174	905	816
New Look Vision Group (15)(19)	First Lien Senior Secured Loan - Delayed Draw	CORRA	5.82%	8.99%	5/26/2028	CAD	2,254	1,618	1,566
Retail Total								$17,234	$14,863	17.8%

Canadian Dollar Total								$17,234	$14,863	17.8%

European Currency
Chemicals, Plastics, & Rubber
V Global Holdings LLC (16)(19)	First Lien Senior Secured Loan	EURIBOR	5.75%	8.78%	12/22/2027		€9,165	9,280	9,058
Chemicals, Plastics, & Rubber Total								$9,280	$9,058	10.8%

Environmental Industries
Reconomy (18)(19)	First Lien Senior Secured Loan	EURIBOR	6.00%	8.68%	7/12/2029		€2,440	2,475	2,525
Environmental Industries Total								$2,475	$2,525	3.0%

FIRE: Insurance
MRHT (15)(19)	First Lien Senior Secured Loan	EURIBOR	6.50%	9.53%	2/1/2029		€12,000	12,992	12,419
MRHT (15)(19)	First Lien Senior Secured Loan - Revolver	EURIBOR	6.75%	9.43%	2/1/2029		€5,069	5,492	5,246
FIRE: Insurance Total								$18,484	$17,665	21.1%

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2024*

(in thousands)

				Interest	Maturity	Principal /			Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)		Cost	Value	Equity (4)
European Currency
Healthcare & Pharmaceuticals
Mertus 522. GmbH (18)(19)(26)	First Lien Senior Secured Loan	EURIBOR	6.25% (0.75% PIK)	9.65%	5/28/2026		€13,129	15,896	13,111
Mertus 522. GmbH (18)(19)(26)	First Lien Senior Secured Loan	EURIBOR	6.25% (0.75% PIK)	9.69%	5/28/2026		€22,498	27,233	22,469
Nafinco (18)(19)	First Lien Senior Secured Loan	EURIBOR	5.25%	7.97%	8/29/2031		€8,000	8,390	8,093
Pharmathen (18)(19)	First Lien Senior Secured Loan - Revolver	EURIBOR	5.68%	8.26%	10/25/2028		€13,492	15,075	13,858
Pharmathen (3)(18)(19)	First Lien Senior Secured Loan - Revolver	EURIBOR	5.68%	8.26%	10/25/2028		€2,235	2,406	2,302
Healthcare & Pharmaceuticals Total								$69,000	$59,833	71.7%

High Tech Industries
Onventis (15)(19)	First Lien Senior Secured Loan - Delayed Draw	EURIBOR	7.50%	11.47%	1/14/2030		€13,919	15,095	14,404
Utimaco (18)(19)	First Lien Senior Secured Loan	EURIBOR	6.25%	9.15%	5/14/2029		€8,250	8,356	8,453
High Tech Industries Total								$23,451	$22,857	27.4%

Media: Advertising, Printing & Publishing
Kpler (15)(19)	First Lien Senior Secured Loan	EURIBOR	6.25%	9.63%	3/3/2030		€14,981	16,242	15,504
Kpler (18)(19)	First Lien Senior Secured Loan - Delayed Draw	EURIBOR	6.25%	9.63%	3/3/2030		€3,246	3,519	3,359
Media: Advertising, Printing & Publishing Total								$19,761	$18,863	22.6%

Media: Broadcasting & Subscription
Lightning Finco Limited (16)(19)	First Lien Senior Secured Loan	EURIBOR	5.25%	7.83%	8/31/2028		€2,619	2,951	2,710
Media: Broadcasting & Subscription Total								$2,951	$2,710	3.2%

Media: Diversified & Production
Aptus 1724. Gmbh (19)(21)(26)	First Lien Senior Secured Loan	EURIBOR	6.00% (1.50% PIK)	10.38%	2/23/2028		€35,504	41,853	31,232
Media: Diversified & Production Total								$41,853	$31,232	37.4%

Services: Business
iBanFirst (18)(19)(26)	First Lien Senior Secured Loan	EURIBOR	10.00% PIK	13.00%	7/13/2028		€14,124	15,867	14,617
Webcentral (18)(19)	First Lien Senior Secured Loan	EURIBOR	6.25%	9.41%	3/3/2030		€3,423	3,778	3,542
Services: Business Total								$19,645	$18,159	21.7%

European Currency Total								$206,900	$182,902	218.9%

Norwegian Krone
Services: Business
Spring Finco BV (18)(19)	First Lien Senior Secured Loan	NIBOR	5.50%	10.14%	7/15/2029	NOK	174,360	16,601	15,315
Services: Business Total								$16,601	$15,315	18.3%

Norwegian Krone Total								$16,601	$15,315	18.3%

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2024*

(in thousands)

				Interest	Maturity	Principal /		Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)	Cost	Value	Equity (4)
U.S. Dollar
Automotive
Cardo (18)(19)	First Lien Senior Secured Loan	SOFR	5.25%	9.67%	5/12/2028	$9,653	9,604	9,653
Automotive Total							$9,604	$9,653	11.6%

Chemicals, Plastics & Rubber
V Global Holdings LLC (16)(19)	First Lien Senior Secured Loan	SOFR	5.90%	10.42%	12/22/2027	$23,043	23,043	22,294
Chemicals, Plastics & Rubber Total							$23,043	$22,294	26.7%

Consumer Goods: Durable
Stanton Carpet (15)(19)	Second Lien Senior Secured Loan	SOFR	9.15%	13.74%	3/31/2028	$5,000	4,956	5,000
Consumer Goods: Durable Total							$4,956	$5,000	6.0%

High Tech Industries
NearMap (15)(19)	First Lien Senior Secured Loan	SOFR	5.00%	9.63%	12/9/2029	$23,343	23,172	23,343
Utimaco (16)(19)	First Lien Senior Secured Loan	SOFR	6.51%	11.08%	5/14/2029	$16,450	16,342	16,286
Utimaco (16)(19)	First Lien Senior Secured Loan	SOFR	6.51%	11.08%	5/14/2029	$8,550	8,494	8,465
High Tech Industries Total							$48,008	$48,094	57.5%

Media: Broadcasting & Subscription
Lightning Finco Limited (16)(19)	First Lien Senior Secured Loan	SOFR	5.68%	10.09%	8/31/2028	$23,907	23,793	23,907
Media: Broadcasting and Subscription Total							$23,793	$23,907	28.6%

Media: Diversified & Production
Aptus 1724 Gmbh (19)(21)(26)	First Lien Senior Secured Loan - Delayed Draw	SOFR	6.15% (1.50% PIK)	12.08%	2/23/2028	$10,144	10,108	8,622
Media: Diversified & Production Total							$10,108	$8,622	10.3%

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2024*

(in thousands)

				Interest	Maturity	Principal /		Market	% of Members
Portfolio Company	Investment Type	Index (1)	Spread (1)	Rate	Date	Shares (9)	Cost	Value	Equity (4)
U.S. Dollar
Services: Business
Avalon Acquiror, Inc. (15)(19)	First Lien Senior Secured Loan	SOFR	6.25%	10.58%	3/10/2028	$11,700	11,636	11,466
Chamber Bidco Limited (18)(19)	First Lien Senior Secured Loan	SOFR	5.75%	10.12%	6/2/2028	$21,081	20,973	21,081
Smartronix (15)(19)	First Lien Senior Secured Loan	SOFR	6.10%	10.35%	11/23/2028	$10,697	10,617	10,697
Services: Business Total							$43,226	$43,244	51.7%

U.S. Dollar Total							$162,738	$160,814	192.4%

Total							$683,538	$655,804	784.8%

The accompanying notes are an integral part of these consolidated financial statements.

(*) Not covered by the report of the independent registered public accounting firm.

International Senior Loan Program, LLC

Consolidated Schedule of Investments

As of December 31, 2024*

(in thousands)

Forward Foreign Currency Exchange Contracts

				Unrealized
Currency Purchased	Currency Sold	Counterparty	Settlement Date	Appreciation(8)
AUSTRALIAN DOLLARS 480	EURO 292	Morgan Stanley	06/10/2025	$(8)
EURO 2,325	AUSTRALIAN DOLLARS 3,786	Standard Chartered	01/15/2025	65
EURO 3,061	AUSTRALIAN DOLLARS 4,980	Morgan Stanley	06/10/2025	110
EURO 2,199	AUSTRALIAN DOLLARS 3,690	Standard Chartered	06/10/2025	9
US DOLLARS 9,408	AUSTRALIAN DOLLARS 13,954	Standard Chartered	01/15/2025	767
US DOLLARS 679	AUSTRALIAN DOLLARS 1,035	Standard Chartered	03/20/2025	38
US DOLLARS 13,555	AUSTRALIAN DOLLARS 19,560	Morgan Stanley	06/10/2025	1,437
US DOLLARS 7,026	AUSTRALIAN DOLLARS 10,830	Standard Chartered	06/10/2025	316
EURO 1,688	BRITISH POUNDS 1,419	Standard Chartered	01/15/2025	(28)
EURO 230	BRITISH POUNDS 200	Morgan Stanley	01/21/2025	(12)
EURO 3,118	BRITISH POUNDS 2,840	Morgan Stanley	06/12/2025	(297)
EURO 755	BRITISH POUNDS 682	Morgan Stanley	11/10/2025	(56)
BRITISH POUNDS 200	EURO 231	Morgan Stanley	01/21/2025	11
BRITISH POUNDS 550	EURO 628	Morgan Stanley	11/10/2025	25
US DOLLARS 6,840	BRITISH POUNDS 5,231	Goldman Sachs	01/15/2025	290
US DOLLARS 1,833	BRITISH POUNDS 1,447	Morgan Stanley	01/21/2025	22
US DOLLARS 2,734	BRITISH POUNDS 2,170	Morgan Stanley	02/14/2025	17
US DOLLARS 751	BRITISH POUNDS 590	Goldman Sachs	03/20/2025	13
US DOLLARS 2,797	BRITISH POUNDS 2,220	Morgan Stanley	05/13/2025	20
US DOLLARS 13,374	BRITISH POUNDS 10,983	Morgan Stanley	06/10/2025	(363)
US DOLLARS 1,000	BRITISH POUNDS 840	Standard Chartered	06/10/2025	(51)
US DOLLARS 502	BRITISH POUNDS 402	Standard Chartered	06/10/2025	(1)
EURO 450	CANADIAN DOLLARS 679	Standard Chartered	01/15/2025	(6)
EURO 316	CANADIAN DOLLARS 471	Morgan Stanley	03/21/2025	—
US DOLLARS 1,822	CANADIAN DOLLARS 2,501	Standard Chartered	01/15/2025	82
US DOLLARS 1,356	CANADIAN DOLLARS 1,830	Morgan Stanley	03/21/2025	80
EURO 940	DANISH KRONE 7,008	Standard Chartered	01/15/2025	—
US DOLLARS 3,803	DANISH KRONE 25,832	Standard Chartered	01/15/2025	213
EURO 880	NORWEGIAN KRONE 10,354	Standard Chartered	01/15/2025	—
EURO 1,614	US DOLLARS 1,790	Morgan Stanley	01/09/2025	(118)
EURO 16,565	US DOLLARS 18,170	Standard Chartered	01/09/2025	(1,010)
EURO 8,788	US DOLLARS 9,660	Standard Chartered	01/15/2025	(554)
EURO 666	US DOLLARS 740	Morgan Stanley	06/18/2025	(45)
EURO 4,079	US DOLLARS 4,480	Morgan Stanley	06/23/2025	(218)
EURO 611	US DOLLARS 680	Standard Chartered	06/23/2025	(41)
EURO 4,850	US DOLLARS 5,160	Standard Chartered	06/23/2025	(94)
US DOLLARS 28,733	EURO 26,140	Standard Chartered	01/15/2025	1,649
US DOLLARS 634	EURO 580	Morgan Stanley	02/12/2025	33
US DOLLARS 4,795	EURO 4,371	Morgan Stanley	02/28/2025	258
US DOLLARS 23,690	EURO 21,780	Standard Chartered	06/10/2025	956
US DOLLARS 1,425	EURO 1,290	Morgan Stanley	11/10/2025	66
US DOLLARS 29,725	EURO 27,780	Standard Chartered	11/10/2025	459
US DOLLARS 3,563	NORWEGIAN KRONE 38,166	Standard Chartered	01/15/2025	203
				$4,237

(*) Not covered by the report of the independent registered public accounting firm.

(1) The investments bear interest at a rate that may be determined by reference to the Euro Interbank Offered Rate (“EURIBOR” or “E”), the Norwegian Interbank Offered Rate (“NIBOR” or “N”), the Canadian Overnight Repo Rate Average ("CORRA"), the Bank Bill Swap Bid Rate (“BBSY”), the Sterling Overnight Index Average (“SONIA”) or Secured Overnight Financing Rate (“SOFR”) which reset daily, monthly, quarterly or semiannually. Investments or a portion thereof may bear Payment-in-Kind (“PIK”). For each, the Company has provided the PIK or the spread over EURIBOR, NIBOR, CORRA, BBSY, SONIA, or SOFR and the current weighted average interest rate in effect at December 31, 2024. Certain investments are subject to a EURIBOR, NIBOR, CORRA, BBSY, SONIA, or SOFR interest rate floor.

(2) The negative fair value is the result of the capitalized discount on the loan or the unfunded commitment being valued below par.

(3) Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The investment may be subject to an unused/letter of credit facility fee.

(4) Percentages are based on the Company’s net assets of $83,564 as of December 31, 2024.

(5) Tickmark not used.

(6) Tickmark not used.

(7) Loan was on non-accrual status as of December 31, 2024.

(8) Unrealized appreciation/(depreciation) on forward currency exchange contracts.

(9) The principal amount (par amount) for all debt securities is denominated in currency displayed in section header.

(10) Tickmark not used.

(11) Tickmark not used.

(12) Tickmark not used.

(13) Tickmark not used.

(14) Non-Income Producing.

(15) Loan includes interest rate floor of 1.00%.

(16) Loan includes interest rate floor of 0.75%.

(17) Loan includes interest rate floor of 0.50%.

(18) Loan includes interest rate floor of 0.00%.

(19) Security valued using unobservable inputs (Level 3).

(20) Tickmark not used.

(21) Loan includes interest rate floor of 0.25%.

(22) Tickmark not used.

(23) Tickmark not used.

(24) Tickmark not used.

(25) Tickmark not used.

(26) Denotes that all or a portion of the debt investment includes PIK interest during the period.

The following table shows the geographical categorization by concentration at fair value of investments as of December 31, 2025 and 2024:

	As of December 31, 2025*
	Amortized Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
United Kingdom	$243,658	33.0%	$247,118	33.6%
Germany	$170,155	23.0%	$132,406	18.1%
USA	$45,341	6.1%	$45,155	6.2%
Ireland	$57,824	7.8%	$52,026	7.1%
Guernsey	$51,669	7.0%	$55,122	7.5%
France	$28,173	3.8%	$27,937	3.8%
Netherlands	$44,378	6.0%	$45,907	6.3%
Belgium	$18,015	2.4%	$18,759	2.6%
Canada	$17,162	2.3%	$15,500	2.1%
Luxembourg	$19,931	2.7%	$20,692	2.8%
Australia	$39,794	5.4%	$69,093	9.4%
New Zealand	$3,467	0.5%	$3,389	0.5%
	$739,567	100.0%	$733,104	100.0%

(*) Not covered by the report of the independent registered public accounting firm.

	As of December 31, 2024*
	Amortized Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
United Kingdom	$275,003	40.2%	$267,996	41.0%
Germany	161,861	23.7%	140,707	21.5%
USA	59,532	8.7%	58,515	8.9%
Australia	47,203	6.9%	55,342	8.4%
Netherlands	42,472	6.2%	39,568	6.0%
Belgium	41,123	6.0%	38,878	5.9%
Guernsey	35,332	5.2%	36,393	5.5%
Canada	17,234	2.5%	14,863	2.3%
Luxembourg	3,778	0.6%	3,542	0.5%
	$683,538	100.0%	$655,804	100.0%

(*) Not covered by the report of the independent registered public accounting firm.

The following table shows the industry categorization by concentration at fair value of investments as of December 31, 2025 and 2024:

	As of December 31, 2025*
	Amortized Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
Services: Business	191,995	25.9%	189,820	25.9%
High Tech Industries	141,767	19.2%	147,598	20.1%
Healthcare & Pharmaceuticals	71,778	9.7%	69,754	9.5%
FIRE: Finance	51,669	7.0%	55,122	7.5%
Media: Advertising, Printing & Publishing	55,687	7.5%	56,474	7.7%
Environmental Industries	26,063	3.5%	28,294	3.9%
Aerospace & Defense	7,115	1.0%	36,769	5.0%
Chemicals, Plastics & Rubber	32,065	4.3%	31,740	4.3%
Media: Broadcasting & Subscription	26,776	3.6%	26,845	3.7%
FIRE: Insurance	25,072	3.4%	25,784	3.5%
Media: Diversified & Production	53,140	7.2%	15,947	2.2%
Retail	17,162	2.3%	15,500	2.1%
Capital Equipment	12,534	1.7%	12,572	1.7%
Automotive	9,618	1.3%	9,653	1.3%
Consumer goods: Durable	4,968	0.7%	5,000	0.7%
Beverage, Food & Tobacco	3,467	0.5%	3,389	0.5%
Services: Consumer	8,691	1.2%	2,843	0.4%
	$739,567	100.0%	$733,104	100.0%

(*) Not covered by the report of the independent registered public accounting firm.

	As of December 31, 2024*
	Amortized Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
Services: Business	193,263	28.3%	185,880	28.2%
High Tech Industries	103,891	15.2%	104,303	15.9%
Media: Advertising, Printing & Publishing	62,266	9.1%	60,005	9.1%
Healthcare & Pharmaceuticals	69,000	10.1%	59,833	9.1%
Media: Diversified & Production	51,961	7.6%	39,854	6.1%
FIRE: Finance	35,332	5.2%	36,393	5.5%
Chemicals, Plastics & Rubber	32,323	4.7%	31,352	4.8%
FIRE: Insurance	27,729	4.1%	26,826	4.1%
Media: Broadcasting & Subscription	26,744	3.9%	26,617	4.1%
Aerospace & Defense	16,946	2.5%	25,981	4.0%
Environmental Industries	23,883	3.5%	24,158	3.7%
Retail	17,234	2.5%	14,863	2.3%
Automotive	9,604	1.4%	9,653	1.5%
Services: Consumer	8,406	1.2%	5,086	0.8%
Consumer goods: Durable	4,956	0.7%	5,000	0.8%
	$683,538	100.0%	$655,804	100.0%

(*) Not covered by the report of the independent registered public accounting firm.

The following table shows the investment categorization by concentration at fair value of investments as of December 31, 2025 and 2024:

	As of December 31, 2025*
	Amortized Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
First Lien Senior Secured Loan	$727,484	98.3%	$691,335	94.3%
Second Lien Senior Secured Loan	4,968	0.7%	5,000	0.7%
Equity Interest	7,115	1.0%	36,769	5.0%
	$739,567	100.0%	$733,104	100.0%

(*) Not covered by the report of the independent registered public accounting firm.

	As of December 31, 2024*
	Amortized Cost	Percentage of Total Portfolio	Fair Value	Percentage of Total Portfolio
First Lien Senior Secured Loans	$671,467	98.3%	$633,570	96.6%
Second Lien Senior Secured Loans	4,956	0.7%	5,000	0.8%
Equity Interest	7,115	1.0%	17,234	2.6%
	$683,538	100.0%	$655,804	100.0%

(*) Not covered by the report of the independent registered public accounting firm.

The accompanying notes are an integral part of these consolidated financial statements.

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

1.
Description of business and organization

International Senior Loan Program, LLC, a Delaware limited liability company (the “Company” or “ISLP”), was formed under and pursuant to the Limited Liability Company Act of the State of Delaware (the “Act”) upon the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware on January 6, 2021.

On February 9, 2021, Bain Capital Specialty Finance, Inc. (“BCSF”) and certain funds affiliated with Pantheon ("Pantheon", and collectively with BCSF, the "Members"), a leading global alternative private markets manager, formed the International Senior Loan Program, LLC, a joint venture. ISLP invests primarily in non-US first lien senior secured loans. Pursuant to the Company’s Limited Liability Company Agreement (the “Agreement”), the purpose and business of the Company shall be (i) to make and hold Investments, either directly or indirectly and (ii) to engage in any other lawful acts or activities as the Members deem reasonably necessary or advisable for which limited liability companies may be organized under the Act. BCSF Advisors, LP acts as the Administrative Agent of the Company.

BCSF and Pantheon committed to initially provide $138.3 million of debt and $46.1 million of equity capital, to ISLP. Equity contributions will be called from each member on a pro-rata basis, based on their equity commitments. Pursuant to the terms of the transaction, Pantheon invested $50.0 million to acquire a 29.5% stake in ISLP. BCSF contributed debt investments of $317.1 million for a 70.5% stake in ISLP, and received a one-time gross distribution of $190.2 million in cash in consideration of contributing such investments.

On September 8, 2021, the Company, BCSF and Pantheon entered into the first amendment to the amended and restated limited liability agreement which among other things increased capital commitments.

On December 14, 2023, the Company, BCSF and Pantheon entered into the second amendment to amended and restated limited liability company agreement which among other things increased capital commitments and changed the proportionate share ownership. BCSF and Pantheon agreed to contribute an additional $5.0 million and $45.3 million, respectively, which resulted in new ownership stakes of 64.0% and 36.0%, respectively.

The Capital Commitment of any Member may be increased by such Member with prior Member Designee's Committee ("Committee") approval. The Company’s aggregate commitments from member’s equity and subordinated notes as of December 31, 2025 and 2024 was $403.5 million and $403.5 million, respectively.

In addition to its equity ownership of the Company, each Member also entered into a subordinated note made by the Company in favor of such Member. See Note 9.

The Company has an interest in ISLP (L-A), LLC, a Delaware limited liability company and ISLP (L-B) S.à.r.l. a Luxembourg private limited liability company (collectively, the "Companies"), which are wholly owned subsidiaries of the Company and formed for the purpose of making investments for the Company.

The Company shall continue without dissolution until the sixth anniversary of the Effective Date, February 9, 2021. The Company shall be dissolved, and its affairs wound up upon the occurrence of any of the following events:

a)
(i) at the election of Pantheon at any time following the occurrence of (A) certain agreed-upon events of disabling conduct by Bain, (B) a change of control of Bain or (C) the failure of the initial capital contribution by Bain to occur by February 26, 2021, or (ii) at the election of BCSF at any time following the occurrence of certain agreed-upon events of disabling conduct by Pantheon;
b)
the expiration of the term of the Company determined pursuant to Section 8.1;
c)
distribution of all assets of the Company;
d)
at the election of BCSF by providing written notice to Pantheon if (i) there is a determination by any regulatory agency to subject BCSF’s participation in the Company to an accounting or reporting treatment or other consequence which BCSF, in its reasonable discretion and upon the advice of the independent outside auditor of BCSF and counsel, determines to be materially adverse to it or (ii) there is a change in any accounting rule or guidance that would subject BCSF’s participation in the Company to an accounting treatment which BCSF and counsel, in its reasonable discretion and upon the advice of the independent outside auditor of BCSF, determines to be materially adverse to it;
e)
(i) the full resignation and withdrawal of BCSF or Pantheon Members without prior Committee approval, or (ii) a bankruptcy, insolvency, dissolution or liquidation of BCSF or any Pantheon Member, as applicable, or (iii) the making of an assignment for the benefit of creditors by BCSF or any Pantheon Member, as applicable, or (iv) a default under Section 3.3 by BCSF or any Pantheon Member, as applicable, which remains uncured or unwaived after the expiration of the cure period set forth in Section 3.3, in each case of clauses (ii) through (iv) above unless resolved otherwise by the other Members; or

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

f)
the entry of a decree of judicial dissolution pursuant to the Act, in which event the provisions of Section 8.3, as modified by said decree, shall govern the winding up of the Company’s affairs.

Upon a dissolution event of the Company, the Company shall be liquidated in accordance with Article 8 of the Agreement and the Act. The Members shall use commercially reasonable efforts to complete the liquidation within two years from the date on which a dissolution event becomes effective. If such liquidation has not been completed by such time, the Company may be extended by prior Committee approval for up to an additional twelve months.

2.
Summary of Significant Accounting Policies

Basis of Consolidation and Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include the entities in which the Company directly or indirectly has a controlling financial interest. Accordingly, the Company consolidated the results of its subsidiaries in its consolidated financial statements of ISLP (L-A), LLC and ISLP (L-B) S.à.r.l. All intercompany balances and transactions have been eliminated in the preparation of the consolidated financial statements. Management of the Company believes the consolidated financial statements contain all normal recurring adjustments necessary for a fair presentation of results reported.

Certain prior period information has been reclassified to conform to the current period presentation and this had no effect on the Company’s consolidated financial position or the consolidated results of operations as previously reported.

Investment Company

The Company is an investment company in conformity with ASC 946. Therefore, the Company follows the accounting and reporting guidance for investment companies.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates and such differences could be material.

Valuation of Portfolio Investments

Investments for which market quotations are readily available are typically valued at such market quotations. Market quotations are obtained from an independent pricing service, where available. If a price cannot be obtained from an independent pricing service or if the independent pricing service is not deemed to be current with the market, certain investments held by the Company will be valued on the basis of prices provided by principal market makers. Generally, investments marked in this manner will be marked at the mean of the bid and ask of the independent broker quotes obtained. To validate market quotations, the Company utilizes a number of factors to determine if the quotations are representative of fair value, including the source and number of quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available are valued at fair value, subject at all times to the BCSF Valuation Policy as agreed upon by the Members.

The Company applies FASB Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. The fair value of a financial instrument is the amount that would be received in an orderly transaction between market participants at the measurement date. The Company determines the fair value of investments consistent with its valuation policy. The Company discloses the fair value of its investments in a hierarchy which prioritizes and ranks the level of market observability used in the determination of fair value. In accordance with ASC 820, these levels are summarized below:

•
Level 1 — Valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities at the measurement date.
•
Level 2 — Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•
Level 3 — Valuations based on inputs that are unobservable and significant to the fair value measurement.

A financial instrument’s level within the hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuations of Level 2 investments are generally based on quotations received from pricing services, dealers or brokers.

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

Consideration is given to the source and nature of the quotations and the relationship of recent market activity to the quotations provided.

Transfers between levels, if any, are recognized at the beginning of the reporting period in which the transfers occur. The Company evaluates the source of inputs used in the determination of fair value, including any markets in which the investments, or similar investments, are trading. When the fair value of an investment is determined using inputs from a pricing service (or principal market makers), the Company considers various criteria in determining whether the investment should be classified as a Level 2 or Level 3 investment. Criteria considered includes the pricing methodologies of the pricing services (or principal market makers) to determine if the inputs to the valuation are observable or unobservable, as well as the number of prices obtained and an assessment of the quality of the prices obtained. The level of an investment within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment.

The fair value assigned to these investments is based upon available information and may fluctuate from period to period. In addition, it does not necessarily represent the amount that might ultimately be realized upon sale. Due to inherent uncertainty of valuation, the estimated fair value of investments may differ from the value that would have been used had a ready market for the security existed, and the difference could be material.

Securities Transactions, Revenue Recognition and Expenses

The Company records its investment transactions on a trade date basis. The Company measures realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, using the specified identification method. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Discount and premium to par value on investments acquired are accreted and amortized, respectively, into interest income over the life of the respective investment using the effective interest method. Commitment fees are recorded on an accrual basis and recognized as interest income. Loan origination fees, original issue discount and market discount or premium are capitalized and amortized against or accreted into interest income using the effective interest method or straight-line method, as applicable. For the Company’s investments in revolving bank loans, the cost basis of the investment purchased is adjusted for the cash received for the discount on the total balance committed. The fair value is also adjusted for price appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative value until it is offset by the future amounts called and funded. Upon prepayment of a loan or debt security, any prepayment premium, unamortized upfront loan origination fees and unamortized discount are recorded as interest income.

Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends. PIK represents accrued interest or accumulated dividends that are added to the loan principal of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or upon being called by the issuer. PIK is recorded as interest or dividend income, as applicable. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status.

Expenses are recorded on an accrual basis.

Non-Accrual Loans

Loans or debt securities are placed on non-accrual status when there is reasonable doubt that principal or interest will be collected. Accrued interest generally is reversed when a loan or debt security is placed on non-accrual status. Interest payments received on non-accrual loans or debt securities may be recognized as income or applied to principal depending upon management’s judgment. Non-accrual loans and debt securities are restored to accrual status when past due principal and interest are paid and, in management’s judgment, principal and interest payments are likely to remain current. The Company may make exceptions to this treatment if a loan has sufficient collateral value and is in the process of collection. As of December 31, 2025, there were three loans from two issuers placed on non-accrual. As of December 31, 2024, there was one loan from one issuer placed on non-accrual.

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

Cash and Cash Equivalents

Cash includes cash held at retail banks, custodial banks and prime brokers. Included in cash and cash equivalents at December 31, 2025 and 2024 was $14.1 million and $3.9 million, respectively, invested in Goldman Sachs Financial Square Government Fund Institutional Shares, bearing interest at 3.7% and 4.4%, respectively. Included in cash and cash equivalents at December 31, 2025 and 2024 was $0.3 million and $3.0 million, respectively, invested in Goldman Sachs US$ Treasury Liquid Reserves Fund Institutional Shares, bearing interest at 3.7% and 4.4%, respectively. Included in cash and cash equivalents at December 31, 2025 and 2024 was $9.6 million and $21.2 million (cost of $10.1 million and $22.0 million), respectively, of foreign currency.

Collateral on Forward Currency Exchange Contracts

Collateral on forward currency exchange contracts represents cash collateral maintained in accounts by the respective agreement counterparties.

Income Taxes

As a limited liability company, the Company itself is not subject to U.S. Federal income taxes; each member is individually liable for income taxes, if any, on its share of the Company’s net taxable income. Interest, dividends and other income realized by the Company from non-U.S. sources and capital gains realized on the sale of securities of non-U.S. issuers may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced. For foreign members invested in the Company, a reduction in capital could be made for withholding taxes (30% or lower treaty rate) on their allocable share of dividends as well as certain interest and other income received by the Company from sources within the United States.

The Company requires the Administrative Agent to determine whether tax positions of the Company are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the consolidated financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Administrative Agent has determined that there were no tax positions, which met the recognition and measurement requirements of the relevant accounting standard, and therefore, the Company did not record an expense related to uncertain positions on the Company’s Consolidated Statement of Operations for the years ended December 31, 2025, 2024 and 2023.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state, local and foreign jurisdictions, where applicable. As of December 31, 2025, the tax years that remain subject to examination by the major tax jurisdictions under the statute of limitations is from the year 2022 forward (with limited exceptions).

Foreign Currency Translation

The accounting records of the Company are maintained in U.S. dollars. The fair values of foreign securities, currency holdings and other assets and liabilities are translated to U.S. dollars based on the current exchange rates each business day. Income and expenses denominated in foreign currencies are translated at current exchange rates when accrued or incurred. Unrealized gains and losses on foreign currency holdings and non-investment assets and liabilities attributable to the changes in exchange rates are included in the net change in unrealized appreciation from foreign currency translation in the Consolidated Statement of Operations. Net realized gains and losses on foreign currency holdings and non-investment assets and liabilities are included in net realized gain or loss on foreign currency transactions in the Consolidated Statement of Operations.

Forward Currency Exchange Contracts

The Company may enter into forward currency exchange contracts to reduce the Company’s exposure to foreign currency exchange rate fluctuations in the value of foreign currencies. A forward currency exchange contract is an agreement between two parties to buy and sell a currency at a set price on a future date. The Company does not utilize hedge accounting and as such the Company recognizes the value of its derivatives at fair value on the Consolidated Statements of Assets and Liabilities & Members' Equity with changes in the net unrealized appreciation on forward currency exchange contracts recorded on the Consolidated Statements of Operations. Forward currency exchange contracts are valued using the prevailing forward currency exchange rate of the underlying currencies. Unrealized appreciation on forward currency exchange contracts are recorded on the Consolidated Statements of Assets and Liabilities by counterparty on a net basis, not taking into account collateral posted which is recorded separately, if applicable. Cash collateral maintained in accounts held by counterparties is included in collateral on forward currency exchange contracts on the

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

Consolidated Statements of Assets and Liabilities. Notional amounts and the gross fair value of forward currency exchange contracts assets and liabilities are presented separately on the Consolidated Schedules of Investments.

Changes in net unrealized appreciation are recorded on the Consolidated Statements of Operations in net change in unrealized appreciation on forward currency exchange contracts. Net realized gains and losses are recorded on the Consolidated Statements of Operations in net realized gain (loss) on forward currency exchange contracts. Realized gains and losses on forward currency exchange contracts are determined using the difference between the fair market value of the forward currency exchange contract at the time it was opened and the fair market value at the time it was closed or covered. Additionally, losses, up to the fair value, may arise if the counterparties do not perform under the contract terms.

Deferred Financing Costs

The Company records costs related to issuance of revolving debt obligations as deferred financing costs. These costs are deferred and amortized using the straight-line method over the stated maturity life of the obligation.

3.
Derivatives

ASC 815-10-50 requires qualitative disclosures about the objectives and strategies for using derivative instruments and the fair value of and gains and losses on derivative instruments.

The Company may transact in a variety of derivative instruments including forward currency contracts primarily for trading purposes with each instrument's primary risk exposure being interest rate, credit, foreign exchange or equity risk. The fair value of these derivative instruments is included either as a separate line item, or in the case of purchased options within the Investments line item, in the Consolidated Statement of Assets, Liabilities and Member’s Equity with changes in fair value reflected as realized gains (losses) or net change in unrealized gains (losses) within the Consolidated Statement of Operations.

The following tables list fair value of derivatives by contract type as included in the Consolidated Statement of Assets, Liabilities and Members’ Equity as of December 31, 2025 and 2024:

	As of December 31, 2025
(Dollars in thousands)	Notional/ contractual amount	Gross derivative assets (at fair value)	Gross derivative liabilities (at fair value)
Forward currency contracts	$257,401	$2,898	$(5,221)
Total	$257,401	$2,898	$(5,221)
Netting (see note below) *		(5,221)	5,221
Carrying value of derivatives on the Consolidated Statements of Assets, Liabilities, and Members' Equity		$(2,323)	$—

	As of December 31, 2024
(Dollars in thousands)	Notional/ contractual amount	Gross derivative assets (at fair value)	Gross derivative liabilities (at fair value)
Forward currency contracts	$211,403	$7,139	$(2,902)
Total	$211,403	$7,139	$(2,902)
Netting (see note below) *		(2,902)	2,902
Carrying value of derivatives on the Consolidated Statements of Assets, Liabilities, and Members' Equity		$4,237	$—

*Note: U.S. GAAP permits the netting of derivative assets and liabilities and the related cash collateral received and paid when a legally enforceable master netting agreement exists between the Company and a derivative counterparty.

During the years ended December 31, 2025 and 2024, the average notional exposure on forward currency contracts was $273.5 million and $253.4 million, respectively.

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

The following table indicates the realized and unrealized gains (losses) on derivatives, by contract type, as included in the Consolidated Statement of Operations for the years ended December 31, 2025, 2024 and 2023:

	For the Year Ended December 31,
(Dollars in thousands)	2025	2024	2023
Forward Currency Contracts	$(9,048)	$7,867	$(3,429)
Total	$(9,048)	$7,867	$(3,429)

By using derivative instruments, the Company is exposed to the counterparty's credit risk - the risk that derivative counterparties may not perform in accordance with the contractual provisions offset by the value of any collateral received. The Company's exposure to credit risk associated with counterparty non- performance is limited to collateral posted and the unrealized gains inherent in such transactions that are recognized in the Consolidated Statement of Assets, Liabilities and Members’ Equity. The Company minimizes counterparty credit risk through credit monitoring procedures, executing master netting arrangements and managing margin and collateral requirements, as appropriate. The Company records counterparty credit risk valuation adjustments, if material, on certain derivative assets in order to appropriately reflect the credit quality of the counterparty.

As of December 31, 2025 and 2024, the Company has transactions subject to enforceable master netting agreements. A reconciliation of the gross amounts to the net amounts by derivative type, including any collateral exposure, is included in the following tables:

	As of December 31, 2025
	Counterparty
(Dollars in thousands)	A	B	C	D
Gross Assets
Forward Currency Contracts*(a)	$2,537	$—	$283	$78
Total Gross Assets	$2,537	$—	$283	$78
Gross Liabilities
Forward Currency Contracts*(a)	(2,522)	(116)	(2,408)	(175)
Total Gross Liabilities	$(2,522)	$(116)	$(2,408)	$(175)
Total Net Assets (Liabilities)	15	(116)	(2,125)	(97)
Total Collateral Pledged (b)	—	—	—	—
Net Amount	$15	$(116)	$(2,125)	$(97)

	As of December 31, 2024
	Counterparty
(Dollars in thousands)	A	B	C
Gross Assets
Forward Currency Contracts*(a)	$4,757	$303	$2,079
Total Gross Assets	$4,757	$303	$2,079
Gross Liabilities
Forward Currency Contracts*(a)	(1,785)	—	(1,117)
Total Gross Liabilities	$(1,785)	$—	$(1,117)
Total Net Assets (Liabilities)	2,972	303	962
Total Collateral Pledged (b)	—	—	—
Net Amount	$2,972	$303	$962

*Net value by counterparty is presented in unrealized appreciation on forward currency contracts on the Consolidated Statement of Assets, Liabilities, and Members’ Equity.

(a)
Covered by master netting agreement.
(b)
Any over-collateralization of total financial and derivative net assets is not shown. Additional collateral may be required from certain brokers based on individual agreements.

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

Forward Currency Contracts

The Company enters into forward currency contracts in connection with settling planned purchases or sales of securities or to hedge the currency exposure associated with the Company’s investments. A forward currency contract is an agreement between two parties to buy and sell a currency at a set price on a future date. Forward currency contracts are fair valued daily using a third party valuation service and the change in fair value is recorded as an unrealized gain or loss. Forward currency contracts are valued at the prevailing forward exchange rate of the underlying currencies. Realized gains and losses equal to the difference between the fair value of the contract at the time it was opened and the fair value at the time it was closed are recorded upon delivery or receipt of the currency or, if a forward currency contract is offset by entering into another forward currency contract with the same broker, upon settlement of the net gain or loss. These contracts may involve market risk in excess of the unrealized gain or loss reflected in the Consolidated Statement of Assets, Liabilities and Members’ Equity. The Company may be exposed to risk if the counterparties are unable to meet the terms of the contract or if there are movements in foreign currency values that are unfavorable to the Company.

Unrealized gains and losses relating to the Company’s forward currency contracts are recorded on the Consolidated Statement of Assets, Liabilities and Members’ Equity by counterparty on a net basis. On the Consolidated Schedule of Investments, derivative contracts are presented net by type of forward currency contract, considering long and short contracts separately.

4.
Debt

JPM Credit Facility

On February 9, 2021, the Company, through a wholly-owned subsidiary, entered into a loan and security agreement (the “JPM Credit Agreement” or the “JPM Credit Facility” or the "ISLP Credit Facility Tranche A") as Borrower, with JPMorgan Chase Bank, National Association, as Administrative Agent, and U.S. Bank National Association as Collateral Administrator, Collateral Agent, Securities Intermediary and Bank. The original scheduled maturity date was February 9, 2026 and the original commitment amount under the JPM Credit Facility was $300.0 million. Borrowings under the JPM Credit Facility originally bore interest at LIBOR (or an alternative risk-free interest rate index) plus 225 basis points as defined by the JPM Credit Agreement.

On November 1, 2021, the Company entered into a first amendment to loan and security agreement (the “First Amendment”). The First Amendment amended the JPM Credit Agreement to, among other things, update the reference rate for GBP and CHF borrowings and make other technical changes to the reference rate mechanics.

On February 4, 2022, ISLP entered into a second amendment to loan and security agreement, which among other things formed an additional tranche (“ISLP Credit Facility Tranche B” and collectively with ISLP Credit Facility Tranche A, the “ISLP Credit Facilities”) with an initial financing limit of $50.0 million, subject to increases of $100.0 million on May 31, 2022, and a further $50.0 million on August 31, 2022, eventually bringing the total facility size to $500.0 million. Borrowings under the ISLP Credit Facility Tranche B originally bore interest at Term SOFR (or an alternative risk-free interest rate index) plus 235 basis points.

On June 30, 2023, ISLP entered into a third amendment to loan and security agreement, which among other things, consolidated Tranche A and Tranche B, with a size of $500.0 million, all accruing interest at Term SOFR (or an alternative risk-free interest rate index) plus 235 basis points.

On September 11, 2023, ISLP entered into a fourth amendment to loan and security agreement, which among other things, extended the reinvestment period to February 9, 2025 and the maturity to February 9, 2027, modified certain concentration limitations and changed the interest rate to SOFR (or an alternative risk-free interest rate index) plus 246 basis points.

On June 24, 2025, the ISLP Credit Facility Tranche A and ISLP Credit Facility Tranche B were terminated.

Deutsche Bank Credit Facility

On June 24, 2025, ISLP, through a wholly-owned subsidiary, entered into a €375.0 million senior secured revolving credit facility which bears interest at SOFR (or an alternative risk-free interest rate index) plus 195 basis points with Deutsche Bank (the “ISLP Credit Facility”). The maturity date of the ISLP Credit Facility is June 24, 2030.

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

The Company recognizes its borrowings at carrying value. As of December 31, 2025 and 2024, the fair value of the ISLP Credit Facility was $381.4 million and $297.6 million, respectively. As of December 31, 2025 and 2024, the weighted average interest rate of these facilities was 5.8% and 7.5%, respectively, and the Company was in compliance with the terms of the ISLP Credit Facility. The fair value of the ISLP Credit Facility is determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under the current market conditions. The fair value of the JPM Credit Facility is estimated based upon market interest rates and entities with similar credit risk. As of December 31, 2025 and 2024, the ISLP Credit Facilities would be deemed to be Level 3 of the fair value hierarchy.

Interest incurred on the ISLP Credit Facility during the years ended December 31, 2025, 2024 and 2023 was $20.0 million, $24.3 million and $24.3 million. Interest is accrued and payable quarterly.

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

5.
Fair Value Measurements

The following table presents fair value measurements of investments, by major class, cash equivalents and derivatives as of December 31, 2025 and 2024, according to the fair value hierarchy:

	As of December 31, 2025
	Fair Value Measurements
(Dollars in thousands)	Level 1	Level 2	Level 3	Measured at Net Asset Value	Total
Investments:
First Lien Senior Secured Loans	$—	$—	$691,335	$—	$691,335
Second Lien Senior Secured Loans	—	—	$5,000	—	5,000
Equity Interest	—	—	$36,769	—	36,769
Total Investments	$—	$—	$733,104	$—	$733,104
Cash equivalents	14,396	—	—	—	14,396
Forward Currency Exchange Contracts Asset	$—	$15	$—	$—	$15
Forward Currency Exchange Contracts (Liabilities)	$—	$(2,338)	$—	$—	$(2,338)

	As of December 31, 2024
	Fair Value Measurements
(Dollars in thousands)	Level 1	Level 2	Level 3	Measured at Net Asset Value	Total
Investments:
First Lien Senior Secured Loans	$—	$—	$633,570	$—	$633,570
Second Lien Senior Secured Loans	—	—	5,000	—	5,000
Equity Interest	—	—	17,234	—	17,234
Total Investments	$—	$—	$655,804	$—	$655,804
Cash equivalents	6,943	$—	$—	$—	$6,943
Forward Currency Exchange Contracts Asset	$—	$4,237	$—	$—	$4,237
Forward Currency Exchange Contracts (Liabilities)	$—	$—	$—	$—	$—

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

The following table presents additions, transfers in, and transfers out of assets or liabilities that use Level 3 inputs for the year ended December 31, 2025 and 2024:

	As of December 31, 2025
(Dollars in thousands)	Additions	Transfers into Level 3	Transfers out of Level 3
Investments:
First Lien Senior Secured Loan	$162,484	$—	$—
Total	$162,484	$—	$—

	As of December 31, 2024
(Dollars in thousands)	Additions	Transfers into Level 3	Transfers out of Level 3
Investments:
First Lien Senior Secured Loan	$131,434	$—	$—
Second Lien Senior Secured Loan	—	—	—
Equity Interest	—	—	—
Total	$131,434	$—	$—

The Company’s policy is to recognize transfers at the beginning of the quarter in which transfer occurs. Transfers into Level 3, if any, in the table above are primarily due to financial instruments which had reduced transparency of market data or less observable trading activity for the years ended December 31, 2025 and 2024. Transfers out of Level 3, if any, in the table above are primarily due to financial instruments which had increased transparency of market data or additional observable trading activity for the years ended December 31, 2025 and 2024.

If the Company determines that either the volume and/or level of activity for an asset or liability has significantly decreased (from normal conditions for that asset or liability) or price quotations or observable inputs are not associated with orderly transactions, increased analysis and management judgment will be required to estimate fair value. Valuation techniques such as an income approach might be appropriate to supplement or replace a market approach in those circumstances. The relevant guidance also provides a list of factors to determine whether there has been a significant decrease in relation to normal market activity. Regardless, however, of the valuation technique and inputs used, the objective for the fair value measurement in those circumstances is unchanged from what it would be if markets were operating at normal activity levels and/or transactions were orderly; that is, to determine the current exit price. There have been no significant changes in valuation techniques and related inputs during the years ended December 31, 2025 and 2024.

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

Significant Unobservable Inputs

ASC 820 requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. Disclosure of this information is not required in circumstances where a valuation (unadjusted) is obtained from a third-party pricing service and the information regarding the unobservable inputs is not reasonably available to the Company and as such, the disclosures provided below exclude those investments valued in that manner.

The following table summarizes the quantitative inputs and assumptions used for items categorized in Level 3 of the fair value hierarchy as of December 31, 2025 and 2024:

	As of December 31, 2025
	Fair Value of Level 3 Assets (in thousands)	Valuation Technique	Significant Unobservable Inputs	Range of Significant Unobservable Inputs (Weighted Average)
First Lien Senior Secured	$667,155	Discounted cash flows	Comparative Yield	7.8% - 13.0% (10.2%)
First Lien Senior Secured	24,180	Comparable company multiple	EBITDA Multiple	9.0x - 11.0x (10.5x)
Second Lien Senior Secured	5,000	Discounted cash flows	Comparative Yield	13.1%
Equity Interest	36,769	Comparable Company Multiple	EBITDA Multiple	12.8x
Total investments	$733,104

As of December 31, 2025, there was no investment that the Administrative Agent did not develop unobservable inputs for the determination of fair value (examples include single source quotation and prior or pending transactions such as investments originated in the quarter or imminent payoffs).

	As of December 31, 2024
	Fair Value of Level 3 Assets (in thousands)	Valuation Technique	Significant Unobservable Inputs	Range of Significant Unobservable Inputs (Weighted Average)
First Lien Senior Secured	$614,366	Discounted cash flows	Comparative Yields	8.2% - 16.9% (10.7%)
First Lien Senior Secured	10,457	Comparable company multiple	EBITDA Multiple	5.3x - 8.1x (6.7x)
First Lien Senior Unsecured	8,747	Comparable company multiple	EBITDA Multiple	8.1x
Second Lien Senior Secured	5,000	Discounted cash flows	Comparative Yields	14.0%
Equity Interest	17,234	Comparable company multiple	EBITDA Multiple	8.1x
Total investments	$655,804

As of December 31, 2024, there was no investment that the Administrative Agent did not develop unobservable inputs for the determination of fair value (examples include single source quotation and prior or pending transactions such as investments originated in the quarter or imminent payoffs).

The fair value of the DB Credit Facility (as defined in Note 4), which is categorized as Level 3 within the fair value hierarchy as of December 31, 2025 and 2024, approximates the carrying value of such facility.

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

Debt Not Carried at Fair Value

Fair value is estimated by using market quotations or discounting remaining payments using applicable current market rates, which take into account changes in the Company’s marketplace credit ratings, or market quotes, if available. If the Company’s debt obligations were carried at fair value, the fair value and level would have been as follows:

		As of December 31,
	Level	2025	2024
Deutsche Bank Credit Facility	3	$381,361	$—
JPM Credit Facility	3	—	297,634
Total Debt		$381,361	$297,634
6.
Market and Credit Risks of Debt Securities

The Company’s investing activities expose it to various types of risk that are associated with the financial instruments and markets in which it invests. The significant types of financial risks to which the Company is exposed are listed below.

Market Risk

Market risk encompasses the potential for both losses and gains and includes price risk, currency risk and interest rate risk. The fair value of investments and securities sold short will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, the condition of certain financial markets, developments or trends in any particular industry and the financial condition of the issuer. During periods of limited liquidity and higher price volatility, the Company's ability to dispose of investments at a price and time that the Company deems advantageous may be impaired.

Price Risk

The prices of securities held by the Company may decline in response to certain events, including those directly involving the companies whose securities are owned by the Company; conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations.

Currency Risk / Foreign Markets Risks

The Company may invest in financial instruments and enter into transactions denominated in currencies other than its functional currency. Consequently, the Company may be exposed to risks that the exchange rate of its currency relative to other foreign currencies may change in a manner that has an adverse effect on the value of that portion of the Company’s assets or liabilities denominated in currencies other than the functional currency.

The Company may have investments in various countries, including emerging market countries. Investments in these countries involve risks, including, but not limited to, risks relating to adverse political, social, and economic developments in other countries, as well as risks resulting from the differences between the regulations to which issuers and markets are subject in different countries. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Company investments, currency exchange controls, and other limitations on the use or transfer of Company assets and political or social instability. Such investments may also involve currency exchange rate risks. There may be rapid changes in the value of foreign currencies or securities, causing the fair value of Company investments to be volatile.

Interest Rate Risk

Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of a debt instrument indirectly and directly. In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree. Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

The interest rate hedging transactions subject the Company to off balance-sheet risks, which include counterparty credit risk. The Company may manage this exposure by entering into interest rate hedging transactions with internationally recognized financial institutions, which are expected to perform under the terms of the contracts, and evaluating the creditworthiness of the institutions by taking into account credit ratings and other factors.

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. Among other things liquidity could be impaired by an inability to access secured and/or unsecured sources of financing or the failure of members to meet capital calls.

Leverage Risk

The use of leverage will increase the volatility of the Company. While the use of borrowed funds will increase returns if the Company earns a greater return on the incremental investments purchased with borrowed funds than it pays for such funds, the use of leverage will decrease returns if the Company fails to earn as much on such incremental investments as it pays for such funds. The effect of leverage may therefore result in a greater decrease in the net asset value of the Company than if the Company was not as leveraged.

Financing Risk

In the normal course of business, the Company may enter into agreements with certain counterparties for OTC derivative transactions. These agreements contain among other conditions events of default and termination events, and various covenants and representations.

There is no guarantee that the Company's borrowing arrangements or other arrangements for obtaining leverage will continue to be available, or if available, will be available on terms and conditions acceptable to the Company. Unfavorable economic conditions also could increase funding costs, limits access to the capital markets or result in a decision by lenders not to extend credit to the Company. In addition, a decline in fair value of the Company’s assets may have particular adverse consequences in instances where they have borrowed money based on the fair value of those assets. A decrease in fair value of those assets may result in the lender (including derivative counterparties) requiring the Company to post additional collateral or otherwise sell assets at a time when it may not be in the Company's best interest to do so.

Illiquidity of Investments

The Company may invest, directly or indirectly, in securities, bank debt and other claims, and other assets, which are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for such investments tend to be volatile and may not be readily ascertainable, and, for various reasons, the Company may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value in the event of a sale. Restricted securities are generally valued at a price lower than similar securities that are not subject to restrictions on resale.

Some of the Company's investments may be illiquid and the Company may not be able to vary the portfolio in response to changes in economic and other conditions. The securities that are purchased in connection with privately negotiated transactions are not registered under the relevant securities laws, which may result in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the relevant registration requirements. Some of the bank loans, mezzanine securities, structured, and the collateralized loan obligation investments that are purchased and sold are traded in private, unregistered transactions and therefore may be subject to restrictions on resale or otherwise have no established trading market. In addition, if the Company is required to liquidate all or a portion of its portfolio quickly, the Company may realize significantly less than the value at which it previously recorded those investments. The Company may from time to time invest in derivative contracts traded over the counter, which are not traded in an organized public market and may be illiquid. Furthermore, the Company may face other restrictions in its ability to liquidate an investment in a business entity to the extent that the Company has or could be attributed with material non-public information regarding such business entity.

Credit Risk

Credit risk refers to the likelihood that an issuer will default in the payment of principal and/or interest on an instrument. Financial strength and solvency of an issuer are the primary factors influencing credit risk. In addition, subordination, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument and securities which are rated by rating agencies are often reviewed and may be subject to downgrade.

The Company is subject to the credit risk of its custodians, prime brokers and counterparties to the extent they may be unable to fulfill their obligations either to return the Company’s securities or to repay amounts owed. Credit risk is measured by the loss the Company would record if its counterparties failed pursuant to terms of their obligations to the Company.

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

Bank Loans

The Company may invest in loans originated by banks and other financial institutions. The loans invested in by the Company may include term loans and revolving loans, may pay interest at a fixed or floating rate, may be senior or subordinated and may be purchased in the form of assignments or participations in all or a portion of loans from third parties. Purchasers of bank loans are predominantly commercial banks, investment funds and investment banks. Based on activity in the bank loan market, the Company is exposed to liquidity risk as well as the risk of the borrower.

High Yield Debt

The Company may invest in high yield debt whose rating is typically below investment-grade by one or more nationally recognized statistical rating organizations or is unrated but of comparable credit quality to obligations rated below investment-grade, and has greater credit and liquidity risk than more highly rated debt obligations. As a result, the Company is exposed to liquidity risk and the risk of the obligor.

Prime Brokers

In relation to the Company’s right to the return of assets to which legal and beneficial title has been transferred to the prime broker, the Company may rank as one of such prime broker’s unsecured creditors. In the event of the insolvency of the prime broker, the Company may not be able to recover such equivalent assets in full, particularly if such assets have been rehypothecated by the prime broker.

7.
Related Party Transactions

Administration Agreement

The Company has entered into an administration agreement (the “Administration Agreement”) with BCSF Advisors, LP, a Delaware limited partnership (the “Administrative Agent”), pursuant to which the Administrative Agent will provide the administrative services necessary for the Company to operate, and the Company will utilize the Administrative Agent for record keeping services. Pursuant to the Administration Agreement, the Administrative Agent has agreed to oversee the Company’s public reporting requirements and tax reporting and monitor our expenses and the performance of professional services rendered to us by others. The Administrative Agent has also hired a sub-administrator to assist in the provision of administrative services. The Company will reimburse the Administrative Agent for its costs and expenses and our allocable portion of overhead incurred by it in performing its obligations under the Administration Agreement. The Company shall pay the Administrative Agent a fee for its services under this Agreement and to cover the internal and out-of-pocket costs and expenses incurred by the Administrative Agent on behalf of the Company in respect of those services provided to the Company in an amount equal to an annual rate of 0.45% of the lesser of (i) the cost of the Company’s Investments and (ii) the fair market value of the Company’s investments (such resulting amount, the “Administration Fee”). This Administration Fee shall be payable quarterly in arrears and shall be calculated based on the average cost or fair market value, as applicable, of the Company’s investments at the end of the two most recently completed fiscal quarters.

The Company incurred expenses related to the Administrative Agent of $1.5 million, $3.1 million and $3.1 million for the years ended December 31, 2025, 2024 and 2023, respectively, which are included in other general and administrative expenses on the Consolidated Statements of Operations. As of December 31, 2025 and 2024, there were $0.4 million and $0.4 million, respectively, related to the Administrative Agent that were payable and included in "accounts payable and accrued expenses" in the Consolidated Statement of Assets and Liabilities.

Related Parties

From time to time the Company may purchase and sell investments to other entities advised by the Administrative Agent. All such cross-trades are executed at the fair market value as of the trade date, with the price agreed to by the Administrative Agent and the Company (with prior Committee approval). All such cross trades are reviewed by external counsel. During the year 2025 and 2024, the Company purchased from other entities advised by the Administrative Agent or its affiliates for a fair value of $144 million and $117 million, respectively. During the year 2025 and 2024, the Company did not sell any investments to other entities advised by the Administrative Agent or its affiliates at fair value.

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

8.
Commitments

Certain of the Company’s investments in delayed draw term loans include unfunded commitments. As of December 31, 2025 and 2024, there were $1.3 million and $3.9 million, respectively, in unfunded commitments.

9.
Members’ Equity and Subordinated Note

The Company is capitalized with contributions from its Members on a pro-rata basis as loan transactions and expenses are funded. For the years ended December 31, 2025, 2024 and 2023, there were contributions of $0.0 million, $0.0 million and $12.5 million, and distributions of $5.6 million, $9.4 million and $12.5 million, respectively.

As of December 31, 2025 and 2024, the Company has commitments from the members with respect to their equity and subordinated note interests in the aggregate of $403.5 million and $403.5 million, respectively. As of December 31, 2025 and 2024, the Members have contributed capital of $403.5 million and $403.5 million, respectively, and have $0.0 million and $0.0 million of unfunded capital commitments, respectively.

Income and expense allocations

Profit or Loss for each fiscal period shall be allocated among the Members in a manner such that, as of the end of such fiscal period and taking into account all prior allocations of Profit or Loss of the Company and all distributions made by the Company through such date, the Capital Account of each Member is, as nearly as possible, equal to the distributions that would be made to such Member if the Company were dissolved, its affairs wound up and assets sold for cash equal to their book value, all the Company liabilities were satisfied (limited with respect to each nonrecourse liability to the adjusted tax basis of the assets securing such liability), and the net assets of the Company were distributed immediately after such allocation.

Distributions

Unless otherwise determined by prior Committee approval, the Company shall distribute to the Members all available cash promptly following receipt thereof in no event less frequently than quarterly; provided, that any cash distributed to a Member in respect of USD Interests shall be denominated in U.S. dollars and any cash distributed to a Member in respect of Euro Interests shall be denominated in Euros.

Subordinated Notes

On February 22, 2021, the Company entered into subordinated note agreements with each Member (the “Subordinated Notes”), in connection with the Company’s issuance of $138.3 million aggregate principal amount. The Subordinated Notes bear interest at adjusted SOFR plus 8.00% and mature on February 22, 2028.

As of December 31, 2025 and 2024, the Company has commitments from the Members with respect to the Subordinated Notes of $302.7 million and $302.7 million, respectively. As of December 31, 2025 and 2024, the Members have contributed capital of $302.7 million and $302.7 million, respectively. As of December 31, 2025 and 2024, there were unfunded capital commitments of $0.0 million and $0.0 million, respectively.

As of December 31, 2025 and 2024, there were $305.7 million and $297.2 million, respectively, of Subordinated Notes outstanding. For the years ended December 31, 2025, 2024 and 2023, interest expense incurred for the Subordinated Notes totaled $37.4 million, $40.1 million and $35.7 million, respectively.

10.
Other Required Disclosure

Financial highlights consist of Internal Rate of Return (“IRR”), expenses and net investment income ratios. The financial highlights are calculated for the members taken as a whole. An individual members’ results may vary based on a variety of factors including different fee arrangements and the timing of capital transactions.

International Senior Loan Program, LLC Notes to the Consolidated Financial Statements,

December 31, 2025 (not covered by the auditor's report), 2024 (not covered by the auditor's report), & 2023

For the year ended December 31, 2025, 2024 and 2023, financial highlights based on average net assets were as follows:

	For the year ended December 31,
	2025	2024	2023
Net investment income ratio	9.83%	10.27%	12.41%
Expense ratio	84.42%	74.46%	68.87%
Expense ratio (excluding interest expense)	5.27%	3.39%	3.32%
IRR*	1.35%	6.70%	14.37%

*IRR was computed based on the actual dates of the members' capital contributions, distributions, and ending capital balance at the end of the period.

The expense ratios are calculated based upon the average members’ equity during the period. Such ratios are calculated based on all investment-related and operating expenses, as shown on the Consolidated Statement of Operations.

11.
Recent Accounting Pronouncements

The Company's management has evaluated recent issued accounting standards through February 26, 2026, the issuance date of the consolidated financial statements, and noted no recent accounting pronouncements will have a material impact in the consolidated financial statements of the Company.

12.
Subsequent Events

The Administrative Agent has evaluated the events and transactions that have occurred through February 26, 2026, the date the financial statements were available to be issued, and noted no items requiring adjustment of the financial statements or additional disclosures.